Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement, dated June 18, 2008 on
Form S-8 of:

•
our auditors’ report dated February 25, 2008 on the consolidated balance sheets of TransCanada Corporation as at December 31, 2007 and 2006 and the consolidated statements of income, comprehensive income, accumulated other comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007,

•	our Comments by Auditors for United States Readers on Canada-United States Reporting Differences, dated February 25, 2008,

•	our auditors’ report on the reconciliation to United States GAAP dated February 25, 2008, and

•	our Report of Independent Registered Public Accounting Firm dated February 25, 2008 on the Company’s internal control over financial reporting as of December 31, 2007,

each of which appears in TransCanada Corporation’s Annual Report on Form 40-F for the year ended December 31, 2007.

/s/ KPMG LLP
Chartered Accountants
Calgary, Canada
June 18, 2008